EXHIBIT 99.1

Summary Statistics as of the May 1, 2005 Cut-Off Date

		Range (if applicable)

Number of Loans	4,703
Principal Balance	$818,106,478
Average Principal Balance	$173,954	$11,151 - $898,700

Aggregate Original Principal Balance	$819,975,332
Average Original Principal Balance	$174,352	$11,160 - $900,000

Loans with Prepayment Charges	65.15%
Fully Amortizing Loans	79.53%
1st Lien	91.35%
2nd Lien	8.65%

Wtd. Avg. Remaining Term to Maturity	341 months	171 - 359
Wtd. Avg. Original Term to Maturity	344 Months	180 - 360

Wtd. Avg. Mortgage Rates	7.170%	4.990% - 12.500%

Collateral Type
2-28 Hybrid ARM (IO)	21.31%
2-28 Hybrid Arm	52.14%
3-27 Hybrid ARM (IO)	0.14%
3-27 Hybrid Arm	5.62%
5-25 Hybrid ARM (IO)	1.31%
5-25 Hybrid Arm	0.89%
Six-Month LIBOR ARM	0.15%
Fixed	18.36%
Fixed (IO)	0.09%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans)	13.280%	11.250% - 18.225%
Wtd. Avg. Minimum Mortgage Rate (ARM Loans)	6.847%	3.650% - 11.725%
Wtd. Avg. Margin	6.233%	3.250% - 9.500%
Wtd. Avg. Next Adjustment Date	April 2007	September 2005 - April 2010

Rate caps on ARMs
Initial Cap	2.676%	1.000% - 7.000%
Periodic Cap	1.002%	1.000% - 7.000%

Wtd. Avg. Loan-to-Value	75.76%	9.53% - 100.00%

Wtd. Avg. FICO	633	500 - 807

Geographic Distribution (Top 5)
California	45.61%
Florida	7.68%
New York	6.99%
Texas	4.30%
Illinois	3.22%

Property Type
Single Family Detached	84.07%
Condominium	8.79%
Duplex	2.85%
2-4 Family	2.72%
Triplex	0.89%
Manufactured Housing	0.42%
Single Family 4 Units	0.25%

Occupancy Status
Owner Occupied	93.46%
Non-Owner Occupied	4.25%
Second Home	2.30%

Loan Purpose
Purchase	50.43%
Cashout	45.43%
Refinance	3.72%
Equity-out Refinance	0.42%

Documentation Type
Full	45.46%
Stated	21.92%
Streamlined	16.35%
Limited	11.55%
Full-Alt	2.33%
Lite	2.38%
86 Stated - Stated loans over 85 LTV	0.01%

Performance Data	CMLTI 2005-HE1

Distribution Date	30 Day Delq Bal	30 Day Delq Bal %	30 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	60 Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %	90+ Day Delq Accts	Bankruptcy Balance	Bankruptcy Percent	Bankruptcy Accounts	Foreclosure Balance	Foreclosure Percent	Foreclosure Accounts	REO Balance	REO Percent	REO Accounts	CPR (Cumulative)(1)	WA Loss Severity	Cumulative Losses	Cumulative Losses (%)	Ending Loan Count	Ending Pool Balance
Dec 2005	15,816,163.25	2.41%	103	11,559,059.92	1.76%	81	22,299,673.96	3.40%	125	2,756,979.44	0.42%	24	11,581,210.97	1.76%	58	0.00	0.00%	0	31.05%	N/A	0.00	0.00%	3,909	656,546,308.86
Nov 2005	18,237,954.82	2.67%	121	9,818,331.95	1.44%	59	18,523,089.41	2.71%	102	2,436,062.78	0.36%	22	12,616,010.02	1.85%	64	0.00	0.00%	0	29.83%	N/A	0.00	0.00%	4,046	683,602,001.44
Oct 2005	16,509,041.28	2.32%	104	6,738,723.04	0.95%	46	19,528,596.03	2.74%	110	1,872,087.02	0.26%	19	12,279,398.42	1.72%	62	0.00	0.00%	0	27.96%	N/A	0.00	0.00%	4,204	712,296,992.83
Sep 2005	12,584,572.56	1.70%	80	9,356,103.50	1.26%	51	14,311,643.10	1.93%	81	1,694,628.95	0.23%	17	12,583,294.58	1.70%	62	0.00	0.00%	0	25.64%	N/A	0.00	0.00%	4,346	740,298,066.57
Aug 2005	15,505,917.59	2.01%	104	12,724,090.22	1.65%	65	7,908,226.31	1.02%	48	214,549.70	0.03%	3	6,031,171.34	0.78%	34	0.00	0.00%	0	20.52%	N/A	0.00	0.00%	4,493	772,030,438.98
Jul 2005	21,309,947.81	2.70%	121	7,027,380.90	0.89%	42	2,852,459.53	0.36%	16	64,624.33	0.01%	1	2,506,010.11	0.32%	12	0.00	0.00%	0	19.64%	N/A	0.00	0.00%	4,575	788,882,382.51
Jun 2005	11,137,685.04	1.38%	66	3,929,797.15	0.49%	21	0.00	0.00%	0	0.00	0.00%	0	1,803,869.07	0.22%	10	0.00	0.00%	0	18.38%	N/A	0.00	0.00%	4,646	804,928,815.53

(1) CPR (Constant Prepayment Rate) = 1 - ((1-SMM)^12) where SMM (Single Month Mortality) = Unscheduled Principal / (Beginning Balance - Scheduled Principal)